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                                                                 Exhibit (l)(24)

                           FORM OF PURCHASE AGREEMENT

     Northern Funds (the "Trust"), a Delaware statutory trust, and Eric K. Schweitzer (the "Purchaser"), hereby agree as follows:

     1. The Trust hereby offers the Purchaser and the Purchaser hereby purchases ten shares of the Global Real Estate Index Fund (the "Global Real Estate Index Shares") for $10.00 per share. The Trust hereby acknowledges receipt from the Purchaser of funds in full payment for the Global Real Estate Index Shares.

     2. The Purchaser represents and warrants to the Trust that the Global Real Estate Index Shares are being acquired for investment purposes and not with a view to the distribution thereof.

     IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of _____________, 2006.

                                        NORTHERN FUNDS


                                        By:
                                            ------------------------------------


                                        ERIC K. SCHWEITZER


                                        By:
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